As filed with the Securities and Exchange Commission on April 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5653152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Kevin Blodgett

General Counsel and Executive Vice President, Administration

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Eric Johnson

Locke Lord Bissell & Liddell LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

(713) 226-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	82,474,851 shares	$1.25(1)	$103,093,563.75(1)	$0(2)

(1)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices for the Class A common stock of the registrant on the New York Stock Exchange on April 1, 2010.
(2)	On April 5, 2007, the registrant paid a filing fee of $97,804.06 in connection with the registration of 340,000,000 shares of its Class A common stock on Form S-3, File No. 333-141898 (the “Prior Registration Statement”). The Prior Registration Statement terminated on April 5, 2010. This registration statement on Form S-3 registers 82,474,851 shares of Class A common stock covered by the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee paid in connection with the Prior Registration Statement is being offset against the filing fee of $7,350.57 currently due in connection with this registration statement, reducing such fee to zero. The remaining unused registration fee of $90,453.49 from the Prior Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).

PROSPECTUS

DYNEGY INC.

82,474,851 Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 82,474,851 shares of Class A common stock of Dynegy Inc. by the selling stockholders named in this prospectus. See “Selling Stockholders.” The registration of the shares of our Class A common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our Class A common stock nor does it require us to issue any shares of our Class A common stock.

We will not receive any proceeds from the sale of any shares of our Class A common stock offered by the selling stockholders. The selling stockholders from time to time may offer and sell the shares through public or private transactions, directly or through agents or broker-dealers, on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution.”

Our Class A common stock is listed on the New York Stock Exchange under the symbol “DYN.” The last reported sale price of our Class A common stock on April 1, 2010 was $1.25 per share.

See “Risk Factors” beginning on page 4 of this prospectus and beginning on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2009, to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is true, accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2010.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE HEREIN OR PROVIDED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THESE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS.

ABOUT THIS PROSPECTUS

All references to “Dynegy,” “the company,” “we,” “our,” or “us” in this prospectus are to Dynegy Inc. and its direct and indirect subsidiaries.

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 82,474,851 shares of our Class A common stock.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our Class A common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F. Street N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also find more information about us at our Internet website located at www.dynegy.com. Our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statements and other information we file with the SEC and any amendments to the foregoing are available free of charge on our Internet website as soon as reasonably practicable after we electronically file such material with the SEC. Except for such reports that may be specifically incorporated by reference in this prospectus, information contained on our website does not constitute part of this prospectus. You may obtain a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Dynegy Inc.

1000 Louisiana, Suite 5800

Houston, Texas 77002

Attention: Investor Relations Department

Telephone: (713) 507-6400

DOCUMENTS INCORPORATED BY REFERENCE

The following documents heretofore filed by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 25, 2010;

•	our Current Reports on Form 8-K dated December 30, 2009 (filed January 4, 2010) and March 3, 2010 (filed March 5, 2010);

•	our Definitive Proxy Statement, filed on April 2, 2010; and

•	the description of our common stock in our Registration Statement on Form 8-A12B filed on May 3, 2007 and including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and until all of the securities offered under this prospectus are sold (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K (unless expressly stated otherwise in such Current Report on Form 8-K)) are also incorporated by reference in this prospectus.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered upon request of such person a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to us at our address listed in “Where You Can Find More Information” above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program;

•	beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally;

•

expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject;

•	beliefs about commodity pricing and generation volumes;

•

anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties;

•	sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof;

•

beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of a market recovery over the longer term;

•	the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility;

•	beliefs and assumptions about weather and general economic conditions;

•	beliefs regarding the current economic downturn, its trajectory and its impacts;

•	projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

•	beliefs and expectations regarding financing and associated credit ratings, development and timing and disposition of the Plum Point Project;

•	expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments;

•	our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins;

•	beliefs about the outcome of legal, regulatory, administrative and legislative matters; and

•	expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control, including those set forth under “Risk Factors” beginning on page 4 of this prospectus and beginning on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2009.

In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information about us and this offering. It does not contain all of the information that you should consider before making a decision to invest in our Class A common stock. You should read carefully this registration statement and prospectus, and the documents incorporated by reference in this registration statement and prospectus, in their entirety before investing in our Class A common stock, especially the information under “Risk Factors.”

Our Company

Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of eighteen operating power plants in six states totaling approximately 12,300 Megawatts of generating capacity. We are focused on being a reliable, low-cost producer of electricity and provider of services in the power generation business.

LS Power Transactions

We consummated our transactions (the “LS Power Transactions”) with LS Power Partners, L.P. and certain of its affiliates (collectively, “LS Power”) in two parts, with the issuance of $235 million of notes by our subsidiary, Dynegy Holdings Inc. (“DHI”), on December 1, 2009, and the remainder of the transactions closing on November 30, 2009. At closing, we received $936 million, in cash, net of closing costs. Of the proceeds, $547 million related to the disposition of assets, including our interest in a project under construction in Texas (the “Sandy Creek Project”). We also received $175 million from the release of restricted cash on our consolidated balance sheets that was used to support our funding commitment to the Sandy Creek Project and $214 million for the issuance of the notes by DHI. In addition, we received 245 million shares of our Class B common stock from LS Power. In exchange, we sold to LS Power five peaking and three combined-cycle generation assets, as well as our remaining interest in the Sandy Creek Project, and DHI issued the notes to an affiliate of LS Power.

The remaining 95 million shares of our Class B common stock held by LS Power were converted into the same number of shares of our Class A common stock, representing approximately 15 percent of our Class A common stock outstanding. In March 2010, LS Power sold 12,525,149 shares of our Class A common stock. As a result, LS Power currently holds 82,474,851 shares of our Class A common stock. This shelf registration statement relates to the offer and sale of all of these remaining Class A shares by LS Power. See “Selling Stockholders.”

In connection with the LS Power Transactions, Dynegy and LS Power entered into a new shareholder agreement (the “Shareholder Agreement”), which, among other things, generally restricts LS Power from increasing its now-reduced ownership for up to 30 months. Dynegy and LS Power have also terminated the original shareholder agreement, dated September 14, 2006, which provided LS Power with special approval rights, board representation and certain other rights associated with the former Class B shares.

For additional information regarding the LS Power Transactions, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference.

Reverse Stock Split

On March 2, 2010, our board of directors unanimously adopted and approved an amendment and restatement to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Class A common stock at a reverse split ratio of 1-for-5 and to proportionately decrease the number of shares of our authorized capital stock. The amendment and restatement to our Amended and Restated

Certificate of Incorporation to effect the reverse stock split must be approved by our stockholders and has been submitted for their approval at our 2010 Annual Meeting of Stockholders to be held on May 21, 2010. For additional information regarding the reverse stock split and the potential advantages and disadvantages thereof, see our Definitive Proxy Statement filed on April 5, 2010, which is incorporated herein by reference.

Our principal executive office is located at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and our telephone number at that office is (713) 507-6400. Our website is www.dynegy.com. The information on, or accessible through, our website, except for our SEC filings incorporated by reference herein, is not a part of, or incorporated by reference in, this prospectus.

The Offering

Common Stock Offered	Up to 82,474,851 shares of our Class A common stock.

Selling Stockholders	The selling stockholders identified on the table on page 6.

Use of Proceeds	We will not receive any proceeds from the sale of any Class A common stock by the selling stockholders. See “Use of Proceeds.”

Risk Factors	An investment in our Class A common stock involves risks. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference before investing in our Class A common stock.

New York Stock Exchange Symbol	DYN.

RISK FACTORS

An investment in our Class A common stock involves risks. Before deciding whether to purchase our Class A common stock, you should consider the risks discussed below or elsewhere in this prospectus, and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 that we have incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also have a material adverse effect on our business, financial condition or results of operations.

We do not expect to pay any cash dividends for the foreseeable future.

We do not anticipate paying any cash dividends to our stockholders for the foreseeable future. Accordingly, you may have to sell some or all of your Class A common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our Class A common stock and may lose some or the entire amount of your investment. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

Our stock price may fluctuate substantially, which will affect the prices at which the shares may be sold in the future.

The market price of our Class A common stock has fluctuated in the past and is likely to continue to fluctuate in the future. Factors that could affect our stock price include, but are not limited to, the following:

•	changes in commodity pricing and generation volumes;

•	environmental matters, including those related to regulation of air emissions, water emissions, coal combustion byproducts and greenhouse gas emissions;

•	general conditions in the power generation market;

•	the effectiveness of our business strategy;

•	weather and general economic conditions;

•	variations in our operating results;

•	changes in revenue or earnings estimates; and

•	publication of research reports by analysts.

The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. In particular, we cannot assure you that you will be able to resell your shares at or above the price per share that you pay in this offering.

The price of our Class A common stock may be adversely affected by the issuance and sale of our Class A common stock or by our announcement that such issuances and sales may occur.

We cannot predict the size of future issuances or sales of our Class A common stock, or the effect, if any, that such issuances or sales may have on the market price of our Class A common stock. The issuance and sale of substantial amounts of common stock, or announcement that such issuances and sales may occur, could adversely affect the market price of our Class A common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

In connection with our transactions with LS Power in 2007, we issued to LS Power 340,000,000 shares of our Class B common stock. Thereafter, we filed a shelf registration statement covering the resale on a delayed or continuous basis of our Class A common stock issuable to LS Power and certain of its affiliates upon conversion of the shares of Class B common stock (the “Prior Registration Statement”). In the LS Power Transactions, LS Power and its affiliates surrendered 245 million shares of our Class B common stock and converted the remaining 95 million shares of our Class B common stock into the same number of shares of our Class A common stock. In March 2010, LS Power sold 12,525,149 shares of our Class A common stock. As a result, LS Power currently holds 82,474,851 shares of our Class A common stock. See “Summary—LS Power Transactions” for additional information. The Prior Registration Statement terminated on April 5, 2010, and is being replaced with this shelf registration statement, which registers the 82,474,851 shares of our Class A common stock that may still be offered for resale by LS Power and certain of its affiliates, who are identified as the selling stockholders herein.

Prior to the consummation of the LS Power Transactions, the selling stockholders owned all of our issued and outstanding Class B common stock and three of their representatives served as directors on our Board of Directors. In addition, we were a party to a shareholders’ agreement with the selling stockholders, which provided the selling stockholders with significant influence over us and our business. See “Summary—LS Power Transactions” for additional information.

The selling stockholders may resell the shares that are the subject of this prospectus only in the manner contemplated under the “Plan of Distribution.”

The shares offered by this prospectus may be offered from time to time by the selling stockholders and the selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them. Other than the Shareholders Agreement and the Registration Rights Agreement between us and the selling stockholders dated September 14, 2006, as amended to date, we do not currently have any agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The following table sets forth for each selling stockholder:

•	the name of each stockholder;

•	the number and percent of shares beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares registered for sale for the account of each stockholder under this prospectus (representing all of the shares that such selling stockholder may offer under this prospectus); and

•	the number and percent of shares to be beneficially owned after this offering is completed, assuming all of such stockholder’s shares are sold.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
	Number	Percentage		Number	Percentage
LS Power Partners, L.P. (1)	1,379,470	*	1,379,470	—	—
LS Power Associates, L.P. (2)	11,847,822	2.0%	11,847,822	—	—
LS Power Equity Partners, L.P. (3)	42,478,750	7.1%	42,478,750	—	—
LS Power Equity Partners PIE I, L.P. (4)	25,758,013	4.3%	25,758,013	—	—
LSP Gen Investors, L.P. (5)	1,010,796	*	1,010,796	—	—

*	Less than one percent of our Class A common stock.
(1)

LS Power Partners, L.P. (“LSP Partners”) is the general partner of LS Power Equity Partners, L.P. (“LSPEP”), LS Power Equity Partners PIE I, L.P. (“PIE I”) and LSP Gen Investors, L.P. (“Gen Investors”). As a result of its relationship with LSPEP, PIE I and Gen Investors, LSP Partners may be deemed the beneficial owner of the shares owned by LSPEP, PIE I and Gen

Investors, in addition to the 1,379,470 shares of our Class A common stock it owns directly. LS Power Development, LLC (“LSP Development”) is the general partner of LSP Partners. As a result of its relationship with LSP Partners, LSP Development may be deemed the beneficial owner of the shares beneficially owned by LSP Partners. As a result of his position, Mikhail Segal may be deemed to control LSP Development and to have shared beneficial ownership of the shares beneficially owned by LSP Partners. See the Schedule 13D filed by LSP Development, LSP Partners, LS Power Associates, L.P., LSPEP, PIE I, Gen Investors and Mikhail Segal on December 10, 2009, as amended by the Schedule 13D/A filed on March 22, 2010, for more information.

(2)	LSP Development is the general partner of LS Power Associates, L.P. (“LSP Associates”). As a result of its relationship with LSP Associates, LSP Development may be deemed the beneficial owner of the shares owned by LSP Associates. As a result of his position, Mikhail Segal may be deemed to control LSP Development and to have shared beneficial ownership of the shares owned by LSP Associates. See the Schedule 13D filed by LSP Development, LSP Partners, LSP Associates, LSPEP, PIE I, Gen Investors and Mikhail Segal on December 10, 2009, as amended by the Schedule 13D/A filed on March 22, 2010, for more information.
(3)	LSP Partners is the general partner of LSPEP. As a result of its relationship with LSPEP, LSP Partners may be deemed the beneficial owner of the shares owned by LSPEP. LSP Development is the general partner of LSP Partners. As a result of its relationship with LSP Partners, LSP Development may also be deemed the beneficial owner of the shares owned by LSPEP. As a result of his position, Mikhail Segal may be deemed to control LSP Development and to have shared beneficial ownership of the shares owned by LSPEP. See the Schedule 13D filed by LSP Development, LSP Partners, LSP Associates, LSPEP, PIE I, Gen Investors and Mikhail Segal on December 10, 2009, as amended by the Schedule 13D/A filed on March 22, 2010, for more information.
(4)	LSP Partners is the general partner of PIE I. As a result of its relationship with PIE I, LSP Partners may be deemed the beneficial owner of the shares owned by PIE I. LSP Development is the general partner of LSP Partners. As a result of its relationship with LSP Partners, LSP Development may also be deemed the beneficial owner of the shares owned by PIE I. As a result of his position, Mikhail Segal may be deemed to control LSP Development and to have shared beneficial ownership of the shares owned by PIE I. See the Schedule 13D filed by LSP Development, LSP Partners, LSP Associates, LSPEP, PIE I, Gen Investors and Mikhail Segal on December 10, 2009, as amended by the Schedule 13D/A filed on March 22, 2010, for more information.
(5)	LSP Partners is the general partner of Gen Investors. As a result of its relationship with Gen Investors, LSP Partners may be deemed the beneficial owner of the shares owned by Gen Investors. LSP Development is the general partner of LSP Partners. As a result of its relationship with LSP Partners, LSP Development may be deemed the beneficial owner of the shares owned by Gen Investors. As a result of his position, Mikhail Segal may be deemed to control LSP Development and to have shared beneficial ownership of the shares owned by Gen Investors. See the Schedule 13D filed by LSP Development, LSP Partners, LSP Associates, LSPEP, PIE I, Gen Investors and Mikhail Segal on December 10, 2009, as amended by the Schedule 13D/A filed on March 22, 2010, for more information.

Based on the information provided to us by the selling stockholders, the selling stockholders are not, and are not affiliated with, a broker-dealer. Each of the selling stockholders has represented to us that it has no agreement or understanding, directly or indirectly, with any person to distribute the securities.

Ownership is based upon information provided by each respective selling stockholder based on Rule 13d-3(d)(i) under the Exchange Act. The percentages of shares owned prior to and after the offering are based on 601,605,548 shares of our Class A common stock outstanding as of March 29, 2010. The beneficial ownership after the offering assumes that each selling stockholder sells all of the shares offered by this prospectus that are beneficially owned by such selling stockholder as of the date of this prospectus.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time.

PLAN OF DISTRIBUTION

The selling stockholders have informed us that they may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Class A common stock that are the subject of this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders have informed us that they may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on the New York Stock Exchange (or any other exchange on which the shares may be listed);

•	sales on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers agreeing with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law and company insider trading policies.

Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any broker-dealers or agents that participate in the sale of our Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. None of the selling stockholders are considered “underwriters” within the meaning of Section 2(11) of the Securities Act.

In accordance with the terms of the Shareholder Agreement, the selling stockholders generally cannot transfer shares to a person if following such transfer such person or its affiliates would collectively own 15 percent or more of our total outstanding Class A common stock at such time.

We have borne and will bear substantially all of the costs, expenses and fees in connection with the registration and sale of the shares, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholders selling such shares of our Class A common stock.

In order to comply with the securities laws of some states, if applicable, our Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders may be subject to the anti-manipulation rules of Regulation M, which may limit the timing of purchases and sales of shares of our Class A common stock by such selling stockholders. We will make copies of this prospectus (as it may be amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We plan to keep the registration statement continuously effective and usable for the resale of the registrable shares covered thereby for approximately one year. However, we may, subject to prior notice to the selling stockholders, voluntarily suspend the effectiveness of the registration statement for a reasonable period of time (but not in excess of 45 days in the aggregate, of which no more than 30 days may be consecutive) if, in the opinion of our counsel, we would be required to disclose in the registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of our board of directors, such disclosure is reasonably likely to adversely affect any material business transaction or negotiation in which we are then engaged.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of our Class A common stock have been passed upon for us by Locke Lord Bissell & Liddell, LLP, Houston, Texas. The selling stockholders have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedules of Dynegy Inc. appearing in Dynegy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 and the effectiveness of Dynegy Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DYNEGY INC.

82,474,851 Shares of Class A Common Stock

PROSPECTUS

April 5, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us. The table does not include any underwriting discounts or commissions or any expenses that may be incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses that may be incurred by the selling stockholders in disposing of the securities. All amounts shown are estimates except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$7,350.57	(1)
Legal fees and expenses	20,000
Accounting fees and expenses	18,000
Miscellaneous	5,000

Total	$50,350.57

(1)	The filing fee previously paid by Dynegy in connection with its registration statement on Form S-3, File No. 333-141898, offset the filing fee currently due in connection with this registration statement.

Item 15.	Indemnification of Directors and Officers.

The following discussion summarizes the material indemnification provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the registrant’s amended and restated certificate of incorporation.

Pursuant to Section 145 of the DGCL, the registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the registrant’s best interests and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Moreover, Section 145 of the DGCL provides that the registrant has the power to purchase and maintain insurance on behalf of its current and former directors, officers, employees and agents.

The registrant’s amended and restated certificate of incorporation provides mandatory indemnification to any party who is or was a director or officer of the registrant or who is or was serving as a director or officer of another entity at the request of the registrant to the fullest extent permitted by the DGCL. The registrant’s amended and restated certificate of incorporation also provides that any indemnification will be made in a specific case only as authorized by the registrant’s board of directors, a committee of the board of directors, independent legal counsel, or the stockholders, upon a determination that indemnification is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the registrant’s amended and restated certificate of incorporation. However, if a current or former director or officer has been successful in the defense of any covered action or proceeding, such person will be indemnified against expenses actually and reasonably incurred.

Item 16.	Exhibits.

Exhibit Number	Description
2.1	—Dissolution Agreement by and between Dynegy Inc. and LS Power Associates, L.P., effective January 1, 2009 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Dynegy Inc. and Dynegy Holdings Inc. filed on February 26, 2009, File No. 001-33443 and 000-29311, respectively).

2.2	—Purchase and Sale Agreement, dated August 9, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File No. 001-33443).

2.3	—Amendment No. 1 to Purchase and Sale Agreement, dated as of November 25, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 1, 2009, File No. 001-33443).

4.1	—Subordinated Debenture Indenture between NGC Corporation and The First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.2	—Amended and Restated Declaration of Trust among NGC Corporation, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.3	—Series A Capital Securities Guarantee Agreement executed by NGC Corporation and The First National Bank of Chicago, as Guarantee Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.4	—Common Securities Guarantee Agreement of NGC Corporation, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.5	—Registration Rights Agreement, dated as of May 28, 1997, among NGC Corporation, NGC Corporation Capital Trust I, Lehman Brothers, Salomon Brothers Inc. and Smith Barney Inc. (incorporated by reference to Exhibit 4.11 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.6	—Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between Dynegy Holdings Inc. and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 of Dynegy Holdings Inc., File No. 000-29311).

4.7	—First Supplemental Indenture, dated July 25, 2003 to that certain Indenture, dated as of September 26, 1996, between Dynegy Holdings Inc. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. filed on July 28, 2003, File No. 1-15659).

4.8	—Second Supplemental Indenture, dated as of April 12, 2006, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 12, 2006, File No. 1-15659).

Exhibit Number	Description
4.9	—Third Supplemental Indenture, dated as of May 24, 2007, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003, and that certain Second Supplemental Indenture, dated as of April 12, 2006 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.10	—Fourth Supplemental Indenture, dated as of May 24, 2007, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003, that certain Second Supplemental Indenture, dated as of April 12, 2006, and that certain Third Supplemental Indenture, dated as of May 24, 2007 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.11	—Fifth Supplemental Indenture dated as of December 1, 2009 between Dynegy Holdings Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on December 1, 2009, File No. 001-33443 and 000-29311, respectively).

4.12	—7.5 percent Senior Unsecured Note Due 2015 (included in Exhibit 4.1 and incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on December 1, 2009, File No. 001-33443 and 000-29311, respectively).

4.13	—Sixth Supplemental Indenture dated as of December 30, 2009 between Dynegy Holdings and Wilmington Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on January 4, 2010, File No. 001-33443 and 000-29311, respectively).

4.14	—Note Repurchase Agreement by and between Dynegy Holdings Inc. and the Party Signatory thereto, dated as of December 11, 2009 (incorporated by reference to Exhibit 4.14 to the Annual Report on Form 10-K of Dynegy Inc. and Dynegy Holdings Inc. filed on February 25, 2010, File No. 001-33443 and 000-29311, respectively).

4.15	—Registration Rights Agreement, effective as of July 21, 2006, by and among Dynegy Holdings Inc. RCP Debt, LLC and RCMF Debt, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 24, 2006, File No. 1-15659).

4.16	—Registration Rights Agreement, dated as of May 24, 2007, by and among Dynegy Holdings Inc. and the several initial purchasers party thereto (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.17	—Trust Indenture, dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.22 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.18	—First Supplemental Indenture, dated as of January 1, 1993, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.23 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

Exhibit Number	Description
4.19	—Second Supplemental Indenture, dated as of October 23, 2001, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.20	—Global Note representing the 9.00 percent Secured Bonds due 2013 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

4.21	—Shareholder Agreement, dated as of August 9, 2009 between Dynegy Inc. and LS Power and its affiliates (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File No. 001-33443.

4.22	—Registration Rights Agreement, dated as of September 14, 2006, among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.23	—Amendment No. 1 to the Registration Rights Agreement dated September 14 2006 by and between Dynegy Inc. and LS Power and affiliates, dated August 9, 2009 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File
No. 001-33443)

4.24	—Trust Indenture, dated as of April 1, 2006m by and between the City of Osceola, Arkansas and Regions Bank, as trustee (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on April 6, 2007, File No. 000-29311).

4.25	—First Supplemental Trust Indenture dated as of April 24, 2007, by and between the City of Osceola, Arkansas and Regions Bank, as trustee (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Dynegy Holdings Inc. filed on February 28, 2008, File No. 000-29311).

4.26	—Purchase Agreement, dated August 1, 2003, among Dynegy Inc., Dynegy Holdings Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.27	—Purchase Agreement, dated August 1, 2003, among Dynegy Holdings Inc., the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.28	—Purchase Agreement, dated September 30, 2003, among Dynegy Holdings Inc., the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. filed on October 15, 2003, File No. 1-15659).

4.29	—Purchase Agreement, dated as of March 29, 2006, for the sale of $750,000,000 aggregate principal amount of the 8.375 percent Senior Unsecured Notes due 2016 of Dynegy Holdings Inc. among Dynegy Holdings Inc. and the several initial purchasers named therein (incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2006 of Dynegy Inc., File No. 1-15659).

4.30	—Purchase Agreement, dated as of May 17, 2007, by and between Dynegy Holdings Inc. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for Quarterly Period Ended June 30, 2007 of Dynegy Holdings Inc., File No. 000-29311).

4.31	—Exchange Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 24, 2006, File No. 1-15659).

Exhibit Number	Description
4.32	—Registration Rights Agreement dated as of December 1, 2009 by and between Dynegy Holdings Inc. and Adio Bond, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 1, 2009, File No. 001-33443).

5.1†	—Opinion of Locke Lord Bissell & Liddell LLP, including the consent of such firm.

23.1†	—Consent of Ernst & Young LLP.

23.3†	—Consent of Locke Lord Bissell & Liddell LLP (contained in the opinion of counsel filed as Exhibit 5.1).

24.1†	—Powers of Attorney (included on the signature pages hereof).

†	Filed herewith

Item 17.	Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2010.

DYNEGY INC.

By:	/s/ BRUCE A. WILLIAMSON
Bruce A. Williamson
Chairman of the Board, President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Kevin Blodgett, Kent R. Stephenson and Heidi D. Lewis, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ BRUCE A. WILLIAMSON Bruce A. Williamson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 5, 2010

/s/ HOLLI C. NICHOLS Holli C. Nichols	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 5, 2010

/s/ TRACY A. MCLAUCHLIN Tracy A. McLauchlin	Senior Vice President and Controller (Principal Accounting Officer)	April 5, 2010

/s/ DAVID W. BIEGLER David W. Biegler	Director	April 5, 2010

/s/ THOMAS D. CLARK, JR. Thomas D. Clark, Jr.	Director	April 5, 2010

/s/ VICTOR E. GRIJALVA Victor E. Grijalva	Director	April 5, 2010

/s/ PATRICIA A. HAMMICK Patricia A. Hammick	Director	April 5, 2010

/s/ GEORGE L. MAZANEC George L. Mazanec	Director	April 5, 2010

/s/ HOWARD B. SHEPPARD Howard B. Sheppard	Director	April 5, 2010

/s/ WILLIAM L. TRUBECK William L. Trubeck	Director	April 5, 2010

EXHIBIT INDEX

Exhibit Number	Description
2.1	—Dissolution Agreement by and between Dynegy Inc. and LS Power Associates, L.P., effective January 1, 2009 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Dynegy Inc. and Dynegy Holdings Inc. filed on February 26, 2009, File No. 001-33443 and 000-29311, respectively).

2.2	—Purchase and Sale Agreement, dated August 9, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File No. 001-33443).

2.3	—Amendment No. 1 to Purchase and Sale Agreement, dated as of November 25, 2009 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 1, 2009, File No. 001-33443).

4.1	—Subordinated Debenture Indenture between NGC Corporation and The First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.2	—Amended and Restated Declaration of Trust among NGC Corporation, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.3	—Series A Capital Securities Guarantee Agreement executed by NGC Corporation and The First National Bank of Chicago, as Guarantee Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.4	—Common Securities Guarantee Agreement of NGC Corporation, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.5	—Registration Rights Agreement, dated as of May 28, 1997, among NGC Corporation, NGC Corporation Capital Trust I, Lehman Brothers, Salomon Brothers Inc. and Smith Barney Inc. (incorporated by reference to Exhibit 4.11 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.6	—Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between Dynegy Holdings Inc. and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 of Dynegy Holdings Inc., File No. 000-29311).

4.7	—First Supplemental Indenture, dated July 25, 2003 to that certain Indenture, dated as of September 26, 1996, between Dynegy Holdings Inc. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. filed on July 28, 2003, File No. 1-15659).

4.8	—Second Supplemental Indenture, dated as of April 12, 2006, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 12, 2006, File No. 1-15659).

Exhibit Number	Description
4.9	—Third Supplemental Indenture, dated as of May 24, 2007, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003, and that certain Second Supplemental Indenture, dated as of April 12, 2006 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.10	—Fourth Supplemental Indenture, dated as of May 24, 2007, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 25, 2003, that certain Second Supplemental Indenture, dated as of April 12, 2006, and that certain Third Supplemental Indenture, dated as of May 24, 2007 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.11	—Fifth Supplemental Indenture dated as of December 1, 2009 between Dynegy Holdings Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on December 1, 2009, File No. 001-33443 and 000-29311, respectively).

4.12	—7.5 percent Senior Unsecured Note Due 2015 (included in Exhibit 4.1 and incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on December 1, 2009, File No. 001-33443 and 000-29311, respectively).

4.13	—Sixth Supplemental Indenture dated as of December 30, 2009 between Dynegy Holdings and Wilmington Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. and Dynegy Holdings Inc. filed on January 4, 2010, File No. 001-33443 and 000-29311, respectively).

4.14	—Note Repurchase Agreement by and between Dynegy Holdings Inc. and the Party Signatory thereto, dated as of December 11, 2009 (incorporated by reference to Exhibit 4.14 to the Annual Report on Form 10-K of Dynegy Inc. and Dynegy Holdings Inc. filed on February 25, 2010, File No. 001-33443 and 000-29311, respectively).

4.15	—Registration Rights Agreement, effective as of July 21, 2006, by and among Dynegy Holdings Inc. RCP Debt, LLC and RCMF Debt, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 24, 2006, File No. 1-15659).

4.16	—Registration Rights Agreement, dated as of May 24, 2007, by and among Dynegy Holdings Inc. and the several initial purchasers party thereto (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on May 25, 2007, File No. 000-29311).

4.17	—Trust Indenture, dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.22 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.18	—First Supplemental Indenture, dated as of January 1, 1993, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.23 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

Exhibit Number	Description
4.19	—Second Supplemental Indenture, dated as of October 23, 2001, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.20	—Global Note representing the 9.00 percent Secured Bonds due 2013 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

4.21	—Shareholder Agreement, dated as of August 9, 2009 between Dynegy Inc. and LS Power and its affiliates (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File No. 001-33443.

4.22	—Registration Rights Agreement, dated as of September 14, 2006, among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.23	—Amendment No. 1 to the Registration Rights Agreement dated September 14 2006 by and between Dynegy Inc. and LS Power and affiliates, dated August 9, 2009 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. filed on August 13, 2009, File No. 001-33443)

4.24	—Trust Indenture, dated as of April 1, 2006m by and between the City of Osceola, Arkansas and Regions Bank, as trustee (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on April 6, 2007, File No. 000-29311).

4.25	—First Supplemental Trust Indenture dated as of April 24, 2007, by and between the City of Osceola, Arkansas and Regions Bank, as trustee (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Dynegy Holdings Inc. filed on February 28, 2008, File No. 000-29311).

4.26	—Purchase Agreement, dated August 1, 2003, among Dynegy Inc., Dynegy Holdings Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.27	—Purchase Agreement, dated August 1, 2003, among Dynegy Holdings Inc., the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.28	—Purchase Agreement, dated September 30, 2003, among Dynegy Holdings Inc., the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Dynegy Inc. filed on October 15, 2003, File No. 1-15659).

4.29	—Purchase Agreement, dated as of March 29, 2006, for the sale of $750,000,000 aggregate principal amount of the 8.375 percent Senior Unsecured Notes due 2016 of Dynegy Holdings Inc. among Dynegy Holdings Inc. and the several initial purchasers named therein (incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2006 of Dynegy Inc., File No. 1-15659).

4.30	—Purchase Agreement, dated as of May 17, 2007, by and between Dynegy Holdings Inc. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for Quarterly Period Ended June 30, 2007 of Dynegy Holdings Inc., File No. 000-29311).

4.31	—Exchange Agreement, dated as of July 21, 2006, by and among Dynegy Holdings Inc., RCP Debt, LLC and RCMF Debt, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on July 24, 2006, File No. 1-15659).

Exhibit Number	Description
4.32	—Registration Rights Agreement dated as of December 1, 2009 by and between Dynegy Holdings Inc. and Adio Bond, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on December 1, 2009, File No. 001-33443).

5.1†	—Opinion of Locke Lord Bissell & Liddell LLP, including the consent of such firm.

23.1†	—Consent of Ernst & Young LLP.

23.3†	—Consent of Locke Lord Bissell & Liddell LLP (contained in the opinion of counsel filed as Exhibit 5.1).

24.1†	—Powers of Attorney (included on the signature pages hereof).

†	Filed herewith